UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 16, 2008

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 16, 2008, Union Bank of California, N.A. (“Union Bank”) delivered to Carrizo Oil & Gas, Inc. (the “Company”) and Guaranty Bank a lender certificate pursuant to which Union Bank became a lender under the Credit Agreement dated as of May 25, 2006 among the Company, certain subsidiaries of the Company, the lenders party thereto and Guaranty Bank, as Administrative Agent, as amended to date (the “Credit Agreement”).  Pursuant to the lender certificate, Union Bank committed $27.5 million to the Credit Agreement, increasing the commitment amount under the facility to $250 million, which is equal to the Borrowing Base (as such term is defined in the Credit Agreement).

The foregoing description of the lender certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the lender certificate, which is filed as an exhibit to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit                                Description

10.1
Lender Certificate dated December 16, 2008 of Union Bank of California, N.A. regarding joinder as Lender to Credit Agreement, as amended, dated as of May 25, 2006 among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, Guaranty Bank, as Administrative Agent and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:       /s/S.P. Johnson, IV
Name:  S.P. Johnson, IV
Title:     President and Chief Executive Officer

Date:  December 22, 2008

Exhibit                                Description

10.1
Lender Certificate dated December 16, 2008 of Union Bank of California, N.A. regarding joinder as Lender to Credit Agreement, as amended, dated as of May 25, 2006 among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, Guaranty Bank, as Administrative Agent and the Lenders party thereto.